Exhibit 99.1
D-Wave Reports Third Quarter Results

Revenue of $2.6 Million, up 50% Sequentially from Q2
Commercial Revenue up 62% Year-Over-Year
Total Bookings of $2.9 Million
$53.3 Million Cash Balance – Highest in Company’s History

PALO ALTO, Calif. & BURNABY, B.C. – November 9, 2023 – D-Wave Quantum Inc., (NYSE: QBTS) (“D-Wave” or the “Company”) a leader in commercial quantum computing systems, software, and services, today announced financial results for its fiscal third quarter ended September 30, 2023.

“We believe that this is a pivotal moment in quantum computing, as D-Wave leads the industry’s transformative shift from research and developmental experimentation to true delivery of quantum’s enterprise value and utility. Our annealing quantum computing solutions are driving real business impact today, and we believe that our third quarter results reflect a growing recognition that D-Wave is leading the enterprise quantum wave,” said Dr. Alan Baratz, CEO of D-Wave. “Once again, we experienced quarter-over-quarter and year-over-year growth in the number of customer bookings, commercial revenue, and the size of commercial deals. We’re also seeing customers moving from development to deployment of applications, as they are seeing first-hand the business impact and near-term advantage that can be achieved using D-Wave’s annealing quantum computing solutions. That growing commercial success, coupled with our ongoing world-class product development and scientific advancements, reflect, in our opinion, impressive progress across all facets of our business.”

Recent Commercial / Business Highlights

•Signed a number of new and expanded existing customer engagements in the third quarter, including agreements with financial services giant BBVA, European quantum innovation hub QuantumBasel, Japanese mobile phone company NTT Docomo, e-infrastructure development leader Poznan Superconducting and Networking Center, and European fintech unicorn Satispay.

•Worked with commercial customers on a variety of new quantum and quantum-hybrid applications spanning customer rewards optimization, radar scheduling for national security, HVAC system design optimization, 6G satellite network optimization and much more.

•Initiated exploration of our quantum technology’s integration with new machine learning areas, including prompt optimization and model training, to bring the power of quantum to artificial intelligence/machine learning for our customers.

•Grew third quarter Bookings (as defined below) by 53% on a year-over-year basis, representing the Company’s sixth consecutive quarter of year-over-year growth in Bookings; YTD Bookings totaled $8.4 million, an increase of $4.6 million, or 125% from the same period of 2022.

•Grew third quarter Revenue by 51% on a year-over-year basis, and 50% on a sequential quarter-to-quarter basis.

•The Average Deal Size per booking increased by 172% for commercial customers and 178% for all customers when comparing the most recent four quarters with the immediately preceding four quarters.

•Substantially improved the Company’s liquidity position with a quarter-end cash balance of $53.3 million, the highest quarter-end cash balance in the Company’s history.

Exhibit 99.1
Recent Technical Highlights

•Announced notable progress in the development of high coherence qubits, which are qubits capable of doing quantum computations for a longer period of time without errors; D-Wave has designed, manufactured, and operated fluxonium qubits that have demonstrated quantum properties that are comparable to the best seen to date in peer-reviewed scientific literature, which is expected to have significant impact on our future quantum technologies

•Successfully demonstrated quantum error mitigation, an important technique for reducing errors in quantum computation, on the upcoming Advantage2TM annealing quantum system prototype, extending the coherent annealing range by nearly an order of magnitude.

•Introduced new algorithmic updates to our Constrained Quadratic Model hybrid solver that deliver increased performance for existing binary problem classes, which can include offer allocation, portfolio optimization, and satisfiability. These hybrid solver enhancements are particularly impactful to our customers in the financial services industry

•Introduced new administration features that give customers the ability to manage their own organization and associated projects, an important feature given the rapid growth of our reseller and partner programs.

•Released new “zero downtime deployment” features that allow us to deploy new software enhancements within our LeapTM real-time quantum cloud service without service interruption, streamlining and expediting our ability to bring innovative new solutions to customers faster while maintaining production-grade service and stability.

•Entered the final stages of securing SOC 2 Type 2 compliance, an important initiative that will help ensure the protection of customer data as well as streamline and speed up procurement for companies that require data compliance.

Third Quarter Fiscal 2023 Financial Highlights

•Revenue: Revenue for the third quarter of fiscal 2023 was $2.6 million, an increase of $0.9 million, or 51%, from fiscal 2022 third quarter Revenue of $1.7 million, and an increase of $0.9 million, or 50%, from the immediately preceding fiscal 2023 second quarter Revenue of $1.7 million. Given the nature of our professional services engagements, the timing of Revenue recognition associated with our professional services contracts may vary from period to period.

•Bookings1: Bookings for the third quarter of fiscal 2023 were $2.9 million, an increase of $1.0 million, or 53%, from fiscal 2022 third quarter Bookings of $1.9 million, and an increase of $0.4 million, or 16%, from the immediately preceding fiscal 2023 second quarter Bookings of $2.5 million. This represents D-Wave’s sixth consecutive quarter of year-over-year growth in Bookings.

•Average Deal Size2: In comparing the most recent four quarters with the immediately preceding four quarters, the Average Deal Size per booking increased by 172% for commercial customers and 178% for all customers.

•Commercial Traction: In comparing the last four fiscal quarters with the immediately preceding four fiscal quarters:
◦revenue derived from commercial customers increased by $2.2 million, or 62%;
◦average revenue per commercial customer increased by 68%;
◦commercial revenue as a percentage of total revenue increased to 70% from 50%; and
◦we had 73 commercial customers compared to 76 commercial customers, including nearly two dozen Forbes Global 2000 companies.

•Customers: Over the last four quarters, we had a total of 123 revenue producing customers compared with 121 revenue producing customers in the immediately preceding four quarters, with total customers including commercial, educational and government accounts.

Exhibit 99.1
•GAAP Gross Profit: GAAP Gross Profit for the third quarter of fiscal 2023 was $1.5 million, an increase of $0.5 million, or 47%, from the third quarter of fiscal 2022 GAAP Gross Profit of $1.0 million and an increase of $0.8 million, or 117%, from the immediately preceding fiscal 2023 second quarter GAAP Gross Profit of $0.7 million with the increase due primarily to the growth in revenue.

•GAAP Gross Margin: GAAP Gross Margin for the third quarter of fiscal 2023 was 59.7%, representing the second consecutive quarter of sequential quarter-to-quarter improvement in GAAP Gross Margins due primarily to the growth in revenue. The 59.7% GAAP Gross Margin for the third quarter of fiscal 2023 was 1.7% lower than the 61.4% GAAP Gross Margin for the third quarter of fiscal 2022 with the decrease due entirely to higher non-cash stock-based compensation expense in the third quarter of fiscal 2023 cost of sales.

•Non-GAAP Gross Profit3: Non-GAAP Gross Profit for the third quarter of fiscal 2023 was $1.9 million, an increase of $0.8 million, or 72%, from the third quarter of fiscal 2022 Non-GAAP Gross Profit of $1.1 million, and an increase of $0.9 million, or 95%, from the immediately preceding fiscal 2023 second quarter Non-GAAP Gross Profit of $1.0 million with the increase due primarily to higher revenue. The difference between GAAP and Non-GAAP Gross Profit is limited to non-cash stock-based compensation and depreciation expenses that are excluded from the Non-GAAP Gross Profit.

•Non-GAAP Gross Margin3: Non-GAAP Gross Margin for the third quarter of fiscal 2023 was 75.6%, an increase of 9.2% from the third quarter of fiscal 2022 Non-GAAP Gross Margin of 66.4% and an increase of 17.5% from the immediately preceding fiscal 2023 second quarter Non-GAAP Gross Margin of 58.1% with the increase due primarily to higher Revenue. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation expenses that are excluded from the Non-GAAP Gross Margin.

•GAAP Operating Expenses: GAAP Operating Expenses for the third quarter of fiscal 2023 were $19.9 million compared with $16.2 million in the third quarter of fiscal 2022 with the increase due primarily to higher non-cash stock-based compensation expense and higher public company and headcount-related expenses. On a sequential quarter-to-quarter basis, the $19.9 million in fiscal 2023 third quarter GAAP Operating Expenses represents the second consecutive quarter of sequential quarter-to-quarter decreases in GAAP Operating Expenses driven primarily by lower general and administrative expenses.
•Non-GAAP Adjusted Operating Expense3: Non-GAAP Adjusted Operating Expenses for the third quarter of fiscal 2023 were $13.5 million compared with $14.2 million in the year earlier fiscal 2022 third quarter. On a sequential quarter-to-quarter basis, the $13.5 million in fiscal 2023 third quarter Non-GAAP Adjusted Operating Expenses represents the second consecutive quarter of sequential quarter-to-quarter decreases in Non-GAAP Adjusted Operating Expenses across all of the operating expense categories. The difference between GAAP and Non-GAAP Adjusted Operating Expenses is primarily non-cash stock-based compensation expense, non-recurring one-time expenses, and amortization and depreciation expense.

•Net Loss: Net Loss for the third quarter of fiscal 2023 was $15.8 million, or $0.12 per share, compared with a Net Loss of $13.3 million, or $0.11 per share, in the third quarter of fiscal 2022. On a sequential quarter-to-quarter basis, the $15.8 million in fiscal 2023 third quarter Net Loss represents the second consecutive quarter of sequential quarter-to-quarter improvement in Net Loss that was driven by higher gross profit in combination with lower operating expenses.

•Adjusted EBITDA Loss3: Adjusted EBITDA Loss for the third quarter of fiscal 2023 was $11.6 million, a decrease of $1.4 million, or 11%, compared with the $13.0 million Adjusted EBITDA Loss in the fiscal 2022 third quarter. On a sequential quarter-to-quarter basis, the $11.6 million in fiscal 2023 third quarter Adjusted EBITDA Loss represents the second consecutive quarter of sequential quarter-to-quarter improvement in Adjusted EBITDA Loss.

Exhibit 99.1
Financial Results for the Nine Months of Fiscal Year 2023

•Revenue: Revenue for the nine months ended September 30, 2023, was $5.9 million, an increase of $1.1 million, or 22%, from Revenue of $4.8 million in the nine months ended September 30, 2022.

•Bookings1: Bookings for the nine months ended September 30, 2023, were $8.4 million, an increase of $4.6 million, or 125%, from Bookings in the nine months ended September 30, 2022.

•GAAP Gross Profit: GAAP Gross Profit for the nine months ended September 30, 2023, was $2.7 million, a decrease of $0.3 million, or 9%, from $2.9 million in GAAP Gross Profit for the nine months ended September 30, 2022, with the decrease due primarily to higher stock-based compensation expenses in fiscal 2023 cost of sales.

•GAAP Gross Margin: GAAP Gross Margin for the nine months ended September 30, 2023, was 45.4%, a decrease of 15.7% from the 61.1% GAAP Gross Margin for the nine months ended September 30, 2022, with the decrease due primarily to higher stock-based compensation expenses in fiscal 2023 cost of sales.

•Non-GAAP Gross Profit3: Non-GAAP Gross Profit for the nine months ended September 30, 2023, was $3.8 million, an increase of $0.7 million, or 21%, from the Non-GAAP Gross Profit of $3.1 million in the nine months ended September 30, 2022. The difference between GAAP and Non-GAAP Gross Profit is limited to non-cash stock-based compensation and depreciation expenses that are excluded from the Non-GAAP Gross Profit.

•Non-GAAP Gross Margin3: Non-GAAP Gross Margin for the nine months ended September 30, 2023, was 64.6%, a decrease of 0.7% from the 65.3% Non-GAAP Gross Margin in the nine months ended September 30, 2022. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation expenses that are excluded from the Non-GAAP Gross Margin.

•GAAP Operating Expenses: GAAP Operating Expenses for the nine months ended September 30, 2023, were $66.7 million compared with $41.3 million in the nine months ended September 30, 2022, with the year-over-year increase including $13.1 million in non-cash stock-based compensation expense and higher public company and headcount-related expenses.
•Non-GAAP Adjusted Operating Expense3: Non-GAAP Adjusted Operating Expenses for the nine months ended September 30, 2023, were $47.2 million compared with $37.2 million in the nine months ended September 30, 2022, with the difference between GAAP and Non-GAAP Adjusted Operating Expenses being primarily non-cash stock-based compensation expense, non-recurring one-time expenses, and amortization and depreciation expense.

•Net Loss: Net Loss for the nine months ended September 30, 2023, was $66.3 million, or $0.50 per share, compared with a Net Loss of $38.7 million, or $0.32 per share, in the nine months ended September 30, 2022.

•Adjusted EBITDA Loss3: Adjusted EBITDA Loss for the nine months ended September 30, 2023, was $43.4 million, compared with $34.0 million in the nine months ended September 30, 2022, with the increase due primarily to higher public company and headcount-related expenses.

Exhibit 99.1

Balance Sheet and Liquidity

As of September 30, 2023, D-Wave’s consolidated cash balance totaled $53.3 million, an increase of $45.8 million, or 610%, from the $7.5 million consolidated cash balance at the end of the immediately preceding fiscal 2023 second quarter ended June 30, 2023. The $53.3 million cash balance represents the Company’s largest quarter-end cash balance in its history.

During the nine months ended September 30, 2023, D-Wave raised over $94.0 million in debt and equity including $63.5 million in equity, primarily from the Company’s common stock purchase agreement ("Equity Line of Credit" or "ELOC") with Lincoln Park Capital Fund, LLC ("Lincoln Park"), and $30.5 million in debt, primarily with PSPIB Unitas Investments II Inc., an affiliate of PSP Investments.

As previously disclosed, on June 16, 2022, D-Wave entered into the ELOC with Lincoln Park wherein the Company has the right, but not the obligation, to issue and sell up to $150 million of shares of its common stock to Lincoln Park, subject to certain limitations and satisfaction of certain conditions, over a 3-year period. As of September 30, 2023, D-Wave has $84.4 million in remaining capacity under the ELOC with just over two years remaining under the Lincoln Park ELOC commitment. D-Wave’s ability to raise funds under the ELOC is subject to a number of conditions including having a sufficient number of registered shares and having D-Wave's stock price above $1.00 per share.

As previously disclosed, on April 13, 2023, D-Wave entered into a $50 million four-year term loan agreement (the “PSP Loan”) with PSPIB Unitas Investments II Inc., an affiliate of PSP Investments. The loan agreement is comprised of three individual tranches of $15 million, $15 million, and $20 million respectively and, to date, D-Wave has drawn the first two tranches totaling $30 million. However, the issuance of the third tranche is subject to certain conditions and, there can be no assurance that the Company will be able to meet the conditions necessary to draw on the third tranche.

Fiscal Year 2023 Outlook

Based on the information available on November 8, 2023, guidance for the full year 2023 is as follows and our guidance is subject to various cautionary factors described below:

Revenue
•We expect fiscal 2023 revenue to be in a range of $10 million to $11.5 million.
Adjusted EBITDA Loss
•We expect fiscal 2023 Adjusted EBITDA Loss4 to be less than $56 million.

___________________
1“Bookings” is an operating metric that is defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our potential performance in future periods.
2“Average Deal Size” is an operating metric that is defined as the average dollar amount per booking.
3"Non-GAAP Gross Profit", "Non-GAAP Gross Margin", "Non-GAAP Adjusted Operating Expenses", and "Adjusted EBITDA Loss", are non-GAAP financial measures or metrics. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.
4We are not able to reconcile guidance for Adjusted EBITDA Loss to its most directly comparable GAAP measure, Net Loss, and cannot provide an estimated range of net loss for such period without unreasonable efforts because certain items that impact Net Loss, including foreign exchange and the fair value of warrant liabilities, are not within our control or cannot be reasonably predicted.

Exhibit 99.1
Third Quarter 2023 Conference Call

In conjunction with this announcement, D-Wave will host a conference call on Thursday, November 9, 2023, at 8:00 a.m. (Eastern Time), to discuss the Company’s financial results and business outlook. The live dial-in number is 1-800-908-9179 (domestic) or 1-312-281-1211 (international). Participating in the call on behalf of the Company will be Chief Executive Officer Alan Baratz and Chief Financial Officer John Markovich.

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations, including Volkswagen, Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Each of non-GAAP gross profit, non-GAAP gross margin, Adjusted EBITDA and non-GAAP adjusted operating expenses is a financial measure that is not required by or presented in accordance with GAAP. Management believes that each measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. The Company defines each of its non-GAAP financial measures as follows:

•Non-GAAP gross profit is defined as GAAP Gross Profit less non-cash stock-based compensation expense. We use non-GAAP gross profit to measure, understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans.
•Non-GAAP gross margin is defined as GAAP Gross Margin less non-cash stock-based compensation expense. We use non-GAAP gross margin to measure understand and evaluate our core business performance.
•Adjusted EBITDA is defined as net loss before interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-recurring non-operating income and expenses. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.
•Non-GAAP Adjusted operating expenses is defined as operating expenses before depreciation and amortization expense, non-recurring one-time expense and non-cash stock-based compensation expense. We use non-GAAP adjusted operating expenses to measure our operating expenses, excluding items we do not believe directly reflect our core operations.

The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and our presentation of non-GAAP measures may be different from non-GAAP measures used by other companies. For a reconciliation of non-GAAP gross profit, non-GAAP gross margin, Adjusted EBITDA and non-GAAP adjusted operating expenses to its most directly comparable GAAP measure, please refer to the reconciliations below.

Exhibit 99.1
Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. Forward-looking statements in this press release include, but are not limited to, statements regarding SOC 2 Type 2 compliance helping to ensure protection of customer data and improving data procurement, expected revenue recognition, and full-year 2023 guidance. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including; our ability to raise funds under the ELOC or meet the conditions necessary to draw on the third tranche of the PSP Loan; our ability to regain compliance with the NYSE’s listing standards and the risk that our securities will not maintain the listing on the NYSE; general economic conditions and other risks; our ability to maintain and expand our customer base and the customer adoption of our solutions; risks within D-Wave’s industry, including anticipated trends, growth rates, and challenges for companies engaged in the business of quantum computing and the markets in which they operate; the outcome of any legal proceedings that may be instituted against us; risks related to the performance of our business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and/or timing thereof; the performance of our products; like our hybrid solvers and software like “zero downtime deployment”; the effects of competition on our business; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we may never achieve or sustain profitability; the risk that we are unable to secure or protect our intellectual property; volatility in the price of our securities; the risk that our securities will not maintain the listing on the NYSE; and the numerous other factors set forth in D-Wave’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Contacts

Investor Contact:
Kevin Hunt
ir@dwavesys.com

Media Contact:
Alex Daigle
media@dwavesys.com

Exhibit 99.1
D-Wave Quantum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
(In thousands of U.S. dollars, except share and per share data)	2023	2022
Assets
Current assets:
Cash	$53,317	$7,065
Trade accounts receivable, net	763	757
Inventories	2,244	2,196
Prepaid expenses and other current assets	1,870	3,907
Total current assets	58,194	13,925
Property and equipment, net	1,879	2,294
Operating lease right-of-use assets	8,560	9,133
Intangible assets, net	195	244
Other noncurrent assets	1,351	1,351
Total assets	$70,179	$26,947
Liabilities and stockholders' (deficit) equity
Current liabilities:
Trade accounts payable	$1,541	$3,756
Accrued expenses and other current liabilities	9,604	8,640
Loans payable, current	30,006	1,671
Deferred revenue, current	2,177	1,781
Total current liabilities	43,328	15,848
Warrant liabilities	1,971	1,892
Operating lease liabilities, net of current portion	6,884	7,301
Loans payable, noncurrent	9,108	7,811
Deferred revenue, noncurrent	92	9
Total liabilities	61,383	32,861
Commitments and contingencies
Stockholders' (deficit) equity:
Common stock par value $0.0001 per share; 675,000,000 shares authorized at September 30, 2023 and December 31, 2022; 155,288,763 shares and 113,335,530 shares issued and outstanding as of September 30, 2023 and December 31, 2022.	15	11
Additional paid-in capital	462,385	381,274
Accumulated deficit	(443,132)	(376,797)
Accumulated other comprehensive loss	(10,472)	(10,402)
Total stockholders' (deficit) equity	8,796	(5,914)
Total liabilities and stockholders’ equity	$70,179	$26,947

Exhibit 99.1
D-Wave Quantum Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands of U.S. dollars, except share and per share data)	2023	2022	2023	2022
Revenue	$2,562	$1,695	$5,852	$4,778
Cost of revenue	1,033	654	3,197	1,858
Total gross profit	1,529	1,041	2,655	2,920
Operating expenses:
Research and development	9,459	7,507	29,922	21,799
General and administrative	8,003	5,925	28,875	13,566
Sales and marketing	2,474	2,773	7,862	5,982
Total operating expenses	19,936	16,205	66,659	41,347
Loss from operations	(18,407)	(15,164)	(64,004)	(38,427)
Other income (expense), net:
Interest expense	(1,247)	(1,069)	(2,482)	(3,588)
Change in fair value of warrant liabilities	1,433	2,603	(79)	2,603
Government assistance	1,051	-	1,051	-
Change in fair value of Term Loan	1,701	-	1,356	-
Term Loan debt issuance costs	(725)	-	(2,118)	-
Lincoln Park Purchase Agreement issuance costs	—	(629)	—	(629)
Other income (expense), net	365	948	(59)	1,301
Total other income (expense), net	2,578	1,853	(2,331)	(313)
Net loss	$(15,829)	$(13,311)	$(66,335)	$(38,740)
Net loss per share, basic and diluted	$(0.12)	$(0.11)	$(0.50)	$(0.32)
Weighted-average shares used in computing net loss per share, basic and diluted	133,222,318	116,256,805	131,373,959	122,337,727
Comprehensive loss:
Net loss	$(15,829)	$(13,311)	$(66,335)	$(38,740)
Foreign currency translation adjustment, net of tax	15	56	(70)	18
Comprehensive loss	$(15,814)	$(13,255)	$(66,405)	$(38,722)

Exhibit 99.1
D-Wave Quantum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(in thousands of U.S. dollars)	2023	2022
Cash flows from operating activities:
Net loss	$(66,335)	$(38,740)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	828	1,038
Stock-based compensation	17,362	3,355
Amortization of operating right of use assets	573	493
Government assistance	(1,051)	-
Non-cash interest expense	2,405	1,616
Non-cash final fee payment for Venture Loan	-	1,808
Non-cash Lincoln Park Purchase Agreement issuance costs	-	629
Change in fair value of Warrant liabilities	79	(2,603)
Change in fair value of Term Loan	(1,356)	-
Debt issuance costs netted from Term Loan proceeds	993	-
Unrealized foreign exchange loss (gain)	(15)	(1,226)
Other non-cash activities	35	266
Change in operating assets and liabilities:
Trade accounts receivable	7	1
Research incentives receivable	-	1,448
Inventories	(235)	(684)
Deferred offering costs	-	1,250
Prepaid expenses and other current assets	2,035	(3,815)
Trade accounts payable	(2,267)	614
Accrued expenses and other current liabilities	965	1,704
Deferred revenue	479	(1,051)
Operating lease liabilities, net of current portion	(412)	(442)
Net cash used in operating activities	(45,910)	(34,339)
Cash flows from investing activities:
Purchase of property and equipment	(141)	(249)
Purchase of software	(35)	(67)
Net cash used in investing activities	(176)	(316)
Cash flows from financing activities:
Proceeds from issuance of common stock from the PIPE investment	-	40,000
Merger, net of redemption and transaction costs	-	4,100
Transaction costs paid directly by D-Wave Systems	-	(6,528)
Proceeds from exercise of public warrants	-	910
Proceeds from promissory note - related party	-	420
Payment on directors and officers financing arrangement	(1,449)	(864)
Proceeds from Lincoln Park Purchase Agreement	61,346	-
Proceeds from government assistance	1,487	3,124
Proceeds from issuance of common stock in connection with ESPP	273	-
Proceeds from issuance of common stock upon exercise of stock options	1,890	141
Proceeds from debt financing	29,007	19,870
Debt payments	(390)	(20,000)
Venture Loan interest and final payment fee	-	(1,808)
Government loan payment	-	(398)
Short swing profit settlement	244	-
Net cash provided by financing activities	92,408	38,967
Effect of exchange rate changes on cash and cash equivalents	(70)	(31)
Net (decrease) increase in cash and cash equivalents	46,252	4,281
Cash and cash equivalents at beginning of period	7,065	9,483
Cash and cash equivalents at end of period	$53,317	$13,764

Exhibit 99.1
D-Wave Quantum Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit
For the Three & Nine Months Ended September 30, 2023 and 2022

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands of U.S. dollars)	2023	2022	2023	2022
Gross Profit	$1,529	$1,041	$2,655	$2,920
Gross Margin	59.7%	61.4%	45.4%	61.1%
Excluding:
Depreciation and Amortization (1)	54	40	163	121
Stock-based compensation (2)	353	45	963	80
Non-GAAP Gross Profit	$1,936	$1,126	$3,781	$3,121
Non-GAAP Gross Margin	75.6%	66.4%	64.6%	65.3%
(1)Depreciation and Amortization reflects the Depreciation and Amortization record in Cost of Revenue only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Operating Expenses.
(2)Stock based compensation reflects the stock based compensation recorded in Cost of Revenue only, which differs from the total stock based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock based compensation recorded in Operating Expenses.
D-Wave Quantum Inc.
Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
For the Three & Nine Months Ended September 30, 2023 and 2022

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands of U.S. dollars)	2023	2022	2023	2022
Operating expenses	$19,936	$16,205	$66,659	$41,347
Excluding:
Depreciation and Amortization (1)	173	296	665	917
Stock-based compensation (2)	5,531	1,736	16,399	3,275
Non-recurring one time expenses (3)	714	-	2,396	-
Non-GAAP Operating Expenses	$13,518	$14,173	$47,199	$37,155
(1)Depreciation and Amortization reflects the Depreciation and Amortization record in the Operating Expenses only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Cost of Revenue.
(2)Stock based compensation reflects the stock based compensation recorded in Operating Expenses only, which differs from the total stock based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock based compensation recorded in Cost of Revenue.
(3)Non-recurring expenses related to legal, consulting, and accounting fees.

Exhibit 99.1
D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted EBITDA
For the Three & Nine Months Ended September 30, 2023 and 2022

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands of U.S. dollars)	2023	2022	2023	2022
Net loss	$(15,829)	$(13,311)	$(66,335)	$(38,740)
Excluding:
Depreciation and Amortization	227	336	828	1,038
Stock-based compensation	5,884	1,781	17,362	3,355
Interest expense (1)	1,247	1,069	2,482	3,588
Change in fair value of warrant liabilities	(1,433)	(2,603)	79	(2,603)
Government assistance	(1,051)	-	(1,051)	-
Change in fair value of Term Loan	(1,701)	-	(1,356)	-
Term Loan debt issuance costs	725	-	2,118	-
Lincoln Park Purchase Agreement issuance costs	—	629	—	629
Other (income) expense, net (2)	(365)	(948)	59	(1,301)
Non-recurring one time expenses (3)	714	-	2,396	-
Adjusted EBITDA	$(11,582)	$(13,047)	$(43,418)	$(34,034)

(1)Interest expense primarily reflects the accrued interest associated with the below market interest rate government loans as if they were interest-bearing at market rates of interest, the paid-in-kind interest associated with the term loan agreement with PSPIB Unitas Investments II Inc. entered into on April 13, 2023 and the interest and amortization of the final fee associated with the Venture Loan with PSPIB Unitas Investments II Inc. that was entered into on March 3, 2022.
(2)Other Income (expense), net consists primarily of foreign exchange gains and losses.
(3)Non-recurring expenses related to legal, consulting, and accounting fees.